                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Post-Effective Amendment No. 2 (No. 333-45388) of our report dated February 25, 2000 relating to the financial statements of Pegaso Telecomunicaciones, S.A. de C.V., which appears in Leap Wireless International, Inc.'s Annual Report on Form 10-K/A Amendment No. 2 for the year ended August 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers

Mexico City, Mexico
June 8, 2001